EXHIBIT 99.1

NEWS RELEASE
July 10, 2006

ENERGY METALS CORPORATION COMPLETES BUSINESS COMBINATION
WITH QUINCY ENERGY CORP.

Vancouver, British Columbia, July 10, 2006: Energy Metals Corporation (TSX: EMC) and Quincy Energy Corp. (TSX-V: QUI, OTCBB: QCYE) are pleased to announce that effective July 10, 2006 Energy Metals has completed the business combination with Quincy by way of plan of merger. As a result of the merger, each outstanding share of Quincy was converted into a right to receive 0.20 shares of Energy Metals. All outstanding warrants and options of Quincy were converted into options and warrants of Energy Metals, subject to appropriate adjustments to the number of shares issuable on exercise and the exercise price.

Shareholders of Quincy may exchange their Quincy share certificates for share certificates of Energy Metals by submitting the share certificates to Pacific Corporate Trust Company along with a completed Letter of Transmittal in the form being provided to the holders of Quincy share certificates.

The shares of Quincy have been delisted from the TSX Venture Exchange and quotation on the OTC Bulletin Board has been terminated. The new board of directors of Quincy consists of Paul Matysek, William M. Sheriff and James G. G. Watt.

Paul Matysek, President & CEO of Energy Metals stated “The recently completed business combinations with Quincy Energy and Standard Uranium make Energy Metals one of the largest uranium resource base holders in the United States and mark important milestones in our goal of becoming one of the largest U.S. domestic Uranium producers.”

Upon completion of the transaction, the common stock of Energy Metals will be deemed to be registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3 thereunder. Energy Metals will be subject to the reporting requirements of the United States Exchange Act and will file reports and other information with the United States Securities and Exchange Commission as a successor registrant to Quincy in accordance with the Exchange Act.

Appointment of Chief Geologist

In connection with the business combination, Dr. Art Ettlinger was appointed as Chief Geologist of Energy Metals. Dr. Ettlinger was previously a director and President and Chief Operating officer of Quincy. A Professional Geologist, Dr. Ettlinger, has over 25 years of experience in the natural resources industry with significant gold experience in North America and Central Asia. As a Canadian mining analyst for six years, Dr. Ettlinger reviewed several hundred international mineral projects for their precious and base metal potential. Dr. Ettlinger holds a B.S. in Geological Engineering and a M.S. in Mining Engineering from Michigan Technological University and a Ph.D. in Geology from Washington State University.

Quincy Energy – Core Assets

Quincy’s primary business is the acquisition and development of historically identified uranium projects in countries with favorable geology and mining environments. Quincy has had a working relationship with EMC since March of 2005. Quincy holds uranium projects in Arizona, Wyoming, New Mexico, Oregon and Ontario. Quincy has also amassed an impressive portfolio of prospective gold properties in the United States.

The business combination will provide Energy Metals with access to Quincy’s portfolio of uranium interests, which include the following:

•	An option to earn up to 80% of an indicated resource estimate of 14.822 million pounds of uranium grading 0.1123% as specified in a NI 43-101 compliant report on the Hosta Butte property in New Mexico, as reported by Quincy Apr 28-06.

•	An option to earn up to 80% of an indicated resource estimate of 23.6 million pounds of uranium grading 0.0880% — 0.1048% as specified in a NI 43-101 compliant report on the Crownpoint property in New Mexico, as reported by Quincy Apr 10-06.

•	Direction and control of the Aurora uranium property in Oregon with a 43-101 compliant indicated resource estimate of 17.69 million tons at an average grade of 0.0518% eU3O8 or 18.3 million pounds of U3O8 using a 0.03% eU3O8 cutoff. Energy Metals plans to complete a scoping study of an open pit operation with leach extraction of the Aurora ore.

•	Direction and control of the Horse Creek property in Wyoming, drilled by Exxon and Union Carbide in the 1970s, containing known uranium mineralization adjacent to Energy Metals’ property in Natrona County. Quincy reported (NR, Nov 25-04) a historic resource of approximately 9 million pounds of uranium at a grade of 0.056% U3O8 with a drill-cut off of 0.04%.

•	Direction and control of the Rose property in Arizona, a uranium breccia pipe target. A drill program completed by Quincy early this year intersected 49.5 feet of 0.14% U3O8.

•	Other uranium assets include the Hanson Creek, Colorado property and several breccia pipes in Arizona, including the 4 ½ pipe.

•	CAD$4,900,000 in Quincy's treasury.

Quincy Energy – Non-Core Assets

Quincy also possesses an attractive portfolio of precious metal assets. As Energy Metals’ mandate is strictly focused on the acquisition and development of uranium properties within the United States, it is currently undertaking a strategic review of these non-core assets with a view to maximizing shareholder value. These assets primarily include the Millers and Lantern Properties in Nevada, the Lewiston and Rattlesnake Hills Properties in Wyoming and the Quartz Mountain Project in Oregon. Other significant exploration properties include Silver Bow and Agate, both in Nevada.

Millers Property –This property presents a high grade Bonanza gold target beneath a large chalcedonic, pyrite-bearing vein that has been traced along surface for more than a mile. Rock chip sampling by Quincy geologists in 2004 returned assays that ranged from <0.005-4.65 ppm gold and averaged 0.30 ppm from 56 grab samples. Quincy initiated reverse circulation drilling on the property this spring and intends to continue with this program later this year.

Lantern Project – This project covers 1,423 acres (576 ha) of leased lands and unpatented mining claims in Pershing County, NV. The property is located approximately 10 miles south of the formerly producing Hycroft mine and about 2 miles south of the closed Hecla Rosebud Mine. Previous exploration at Lantern occurred in the 1980‘s and early 1990‘s by several mining and exploration companies including Homestake, Corona, and Santa Fe Pacific. Quincy has been investigating the presence of high-grade Bonanza veins in a similar setting to the Hycroft and Rosebud mines. Initial drilling by Quincy earlier this winter in the SP Ridge area intersected 137.24 opt Ag over 5 feet and 14.64 opt Ag over 10 feet within an area of known silver enrichment and a follow up drilling program is being planned for later this year.

Rattlesnake Hills — Quincy has contracted Gradient Geophysics Inc. of Missoula, MT to conduct an Induced Polarization (IP) survey over a portion of the property this summer and has initiated permitting for a summer 2007 drilling program. The target is large tonnage-low grade gold mineralization associated with a swarm of alkalic intrusive stocks and plugs. Previous drilling on one of these targets by Newmont Exploration Inc. yielded highly encouraging gold assays including 0.037 opt over 620 feet and 0.029 opt over 195 feet from two different drill holes.

Lewiston — Gradient Geophysics is currently completing a ground magnetics and IP survey over this property, which covers portions of an Archean auriferous shear zone. At Quincy’s Ruby (Wolf mine) claims, surface grab sampling returned up to 0.68 opt Au. The potential of this property is encouraged by the thin veneer (less than a few feet) of eluvial debris covering much of the shear zone.

Quartz Mountain Property – This project is located in Lake County, Oregon, approximately 50 kilometers west-northwest of the town of Lakeview. Quincy has spent approximately $1 million dollars of a $1.5 million work commitment to earn a 50% interest in the property. The property is underlain by volcanic-hosted, epithermal gold mineralization with previous work focused on gold mineralization amenable to open pit mining and little or no attention given to high-grade feeder structures. These feeder veins have been intersected in previous drilling with intercepts of more than 1.0 ounce per ton gold (opt) reported. Further options for exploration are currently under review.

Energy Metals Corporation

Energy Metals Corporation is a Canadian listed company involved in developing resources to power the 21st century. The Company has adopted a corporate strategy to focus on the acquisition and development of uranium assets in politically favorable and mining-friendly jurisdictions within the United States to take advantage of the continuing growth in the U.S. and worldwide of demand for electrical energy. This increasing consumption is occurring at a time when uranium mine supplies are dwindling and inventories are being depleted.

The Company is targeting advanced uranium prospective properties in Wyoming, Texas and New Mexico that are amenable to ISL (in-situ leaching). This form of uranium mining was pioneered in Texas and Wyoming. It utilizes water wells and oxygen-fortified groundwater to mine the uranium in place. Energy Metals Corporation is also actively advancing other conventional mining and ISL opportunities for uranium properties in the States of Utah, Colorado, Nevada, Oregon, South Dakota and Arizona.

Disclaimer Respecting Resource Disclosure

The information and statements on the historical exploration on the resource properties of Quincy were provided by Dr. Art D. Ettlinger, P. Geo., Energy Metals’ Chief Geologist and a Qualified Person as defined by National Instrument 43-101. Readers are cautioned that such historical resource estimates do not use categories as defined in NI 43-101. All historical resource estimates quoted herein are based on prior data and reports obtained and prepared by previous operators, and the reader is cautioned that none of such historical calculations conform to NI 43-101 requirements for reporting reserves and resources. Energy Metals has not done the work necessary to verify the classification of such historical mineral resource estimates. Energy Metals is not treating the historical mineral resource estimates as a NI 43-101 defined resource verified by a Qualified Person. Accordingly, the historical estimates should not be relied upon. This news release uses the terms “indicated resources” and “mineral resources”. Energy Metals advises investors that although these terms are recognized and required by Canadian securities regulations (under National Instrument 43-101 “Standards of Disclosure for Mineral Projects”), the US Securities and Exchange Commission does not recognize these terms. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. This press release also contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For further information, please contact:

Energy Metals Corporation

Paul Matysek, CEO and President: 604-684-9007
Bill Sheriff, Corporate Development, Director: 972-333-2214
Ran Davidson, Corporate Communication: 604-697-5688

Neither the Toronto Stock Exchange nor the TSX venture exchange have reviewed, nor accept responsibility for the adequacy or accuracy of, this news release.

The securities referred to in this press release have not been registered under the United Sates Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act or unless an exemption from registration is available.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Quincy’s or Energy Metal’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in the companies’ operations. These and other risks are described in each company’s public filings with Canadian Securities Regulators available at www.sedar.com and with the Securities and Exchange Commission available at www.sec.gov.